SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CNF Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Shareholders

APRIL 20, 2004

CNF INC.

CNF INC.

3240 HILLVIEW AVENUE	TELEPHONE: 650/494-2900
PALO ALTO, CALIFORNIA 94304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 20, 2004

9:00 A.M., local time

Knowles Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

FELLOW SHAREHOLDER:

The Annual Meeting of Shareholders of CNF Inc. will be held at 9:00 A.M., local time, on Tuesday, April 20, 2004, to:

1.	Elect four Class I directors for a three-year term.

2.	Ratify the appointment of auditors.

3.	Transact any other business properly brought before the meeting.

Shareholders of record at the close of business on March 1, 2004, are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

Sincerely,

/s/ Eberhard G.H. Schmoller

EBERHARD G.H. SCHMOLLER
Secretary

March 16, 2004

CNF INC.

3240 HILLVIEW AVENUE

PALO ALTO, CALIFORNIA 94304

TELEPHONE: 650/494-2900

PROXY STATEMENT

March 16, 2004

The Annual Meeting of Shareholders of CNF Inc. (the “Company”) will be held on Tuesday, April 20, 2004. Shareholders of record at the close of business on March 1, 2004 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to shareholders on or about March 16, 2004.

Board of Directors’ Recommendations

The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the nominees for directors described below and for ratification of the appointment of KPMG LLP as independent auditors.

Proxy Voting Procedures

To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board.

Voting Requirements

A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. Directors are elected by a plurality of the votes cast, and the four nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. The ratification of the appointment of auditors requires a favorable vote of the holders of a majority of the voting power represented at the meeting.

In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

Voting Shares Outstanding

At the close of business on March 1, 2004, the record date for the Annual Meeting, there were outstanding and entitled to vote 50,024,063 shares of Common Stock and 755,778 shares of Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”). Each share of Common Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 6.1 non-cumulative votes. Therefore, an aggregate of 54,634,309 votes are eligible to be cast at the meeting.

Proxy Voting Convenience

You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

Attendance at the Meeting

All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees.

The Board of Directors of the Company, pursuant to the Bylaws, has determined that the number of directors of the Company shall be twelve. Unless you withhold authority to vote, your proxy will be voted for election of the nominees named below.

The following persons are the nominees of the Board of Directors for election as Class I directors to serve for a three-year term until the 2007 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

W. Keith Kennedy, Jr.

John C. Pope

Gregory L. Quesnel

Peter W. Stott

If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.

The Company has three classes of directors, each of which is elected for a three-year term. Class II directors will be elected in 2005 and Class III directors will be elected in 2006. All directors have previously been elected by the shareholders, except John C. Pope, who was appointed by the Board as a Class I director in January 2003, Peter W. Stott, who was appointed by the Board as a Class I director in February 2004, and Chelsea C. White III, who was appointed by the Board as a Class II director in February 2004. Mr. Stott and Mr. Pope, each of whom has been nominated to stand for election as a Class I director, were recommended to the Company’s Director Affairs Committee by a non-management director of the Company and by a third-party search firm, respectively. Kevin Burns, a Class I director appointed in January 2003, resigned from the Board in early 2004.

Mr. Quesnel has informed the Board of Directors that he will retire as President and Chief Executive Officer of the Company on July 6, 2004, and that he will resign as a director upon his retirement. It is anticipated that the individual who succeeds Mr. Quesnel as President and Chief Executive Officer will be appointed by the Board of Directors to fill the vacancy on the Board resulting from Mr. Quesnel’s resignation as a director.

CLASS I DIRECTORS

W. KEITH KENNEDY, JR.	Director since 1996

Chairman of the Board,

CNF Inc.

Retired President and Chief Executive Officer,

Watkins-Johnson Company

a high-technology corporation specializing in semiconductor

manufacturing equipment and electronic products for telecommunications and defense

Dr. Kennedy was named Chairman of CNF Inc. in January 2004. From April 2002 to January 2004 he was the Vice Chairman of CNF. He retired as President and Chief Executive Officer of Watkins-Johnson Company in January 2000. He had held that position since January 1988. He joined Watkins-Johnson in 1968 and was a Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations prior to becoming President. Dr. Kennedy, age 60, is a graduate of Cornell University from which he holds B.S.E.E., M.S., and Ph.D. degrees. He is the past Chairman of Joint Venture: Silicon Valley Network, a non-profit regional organization and he serves on the Board of Lytton Gardens, a non-profit senior community. He had previously held Board and/or officer positions with Boy Scouts of America (Pacific Skyline Council), California State Chamber of Commerce, Silicon Valley Manufacturing Group and the Superschools Foundation of Fremont Union Schools District. Dr. Kennedy is a senior member of the Institute of Electrical and Electronics Engineers. He is Chairman of the Compensation Committee and Executive Committee and a member of the Director Affairs Committee of the Board.

JOHN C. POPE	Director since 2003

Chairman,

PFI Group, LLC,

a financial management firm

Mr. Pope is Chairman of PFI Group, LLC, a financial management firm that invests primarily in venture capital opportunities. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components until it merged with Westinghouse Air Brake. Prior to joining MotivePower Industries, Mr. Pope spent six and one-half years with United Airlines and UAL Corporation in various roles, including President and Chief Operating Officer and a member of the Board of Directors. Mr. Pope also spent 11 years with American Airlines and its parent, AMR Corporation, serving as Senior Vice President of Finance, Chief Financial Officer and Treasurer. He was employed by General Motors Corporation prior to entering the airline industry. Mr. Pope is a member of the Board of Directors of Air Canada, Dollar Thrifty Automotive Group, Federal-Mogul Corporation, Kraft Foods, Inc., Per-Se Technologies, Inc., R.R. Donnelley & Sons Company and Waste Management, Inc., as well as the Board of the John G. Shedd Aquarium in Chicago where he is also Chairman of the Finance Committee. Mr. Pope will resign as a director of Air Canada and Federal-Mogul Corporation upon each such corporation’s emerging from reorganization proceedings, which is anticipated to occur for each corporation in the latter half of 2004. Mr. Pope holds a master’s degree from the Harvard Graduate School of Business Administration and a bachelor’s degree in engineering and applied science from Yale University. Mr. Pope, age 55, is a member of the Audit and Finance Committees of the Board of Directors.

GREGORY L. QUESNEL	Director since 1998

President and Chief Executive Officer,

CNF Inc.

Mr. Quesnel, 55, was named President and CEO of the Company in May 1998. At that time, he was also elected as a member of the Company’s Board of Directors. As part of a planned succession, Mr. Quesnel was elected President and Chief Operating Officer in July 1997. Prior to that, Mr. Quesnel was Executive Vice President and Chief Financial Officer of the Company. Mr. Quesnel has more than 28 years of experience in the transportation industry. He joined the Company in 1975, following several years of professional experience with major corporations in the petroleum and wood products industries. Mr. Quesnel advanced through increasingly responsible positions and, in 1990, Mr. Quesnel was elected Vice President and Treasurer of the Company; in 1991, he was elected Senior Vice President and Chief Financial Officer; and he was promoted to Executive Vice President and Chief Financial Officer in 1994. Mr. Quesnel is a member of the California Business Roundtable and the Conference Board. He also serves as a member of the Executive Committee of the Bay Area Council of the Boy Scouts of America and is a member of the Board of Directors of Potlatch Corporation. Mr. Quesnel earned a bachelor’s degree in finance from the University of Oregon and holds a master’s degree in business administration from the University of Portland. Mr. Quesnel is a member of the Executive Committee of the Board.

PETER W. STOTT	Director since 2004

President and Chief Executive Officer,

Crown Pacific Partners L.P.

an integrated forest products company

Mr. Stott co-founded Crown Pacific Partners L.P. in 1988 as President and CEO. Crown Pacific Partners L.P. filed for Chapter 11 reorganization on June 29, 2003. Prior to Crown Pacific, Mr. Stott founded Market Transport, Ltd. in 1969, now the largest asset-based transportation and logistics services company headquartered in Oregon. He continues as Market Transport’s Board Chairman. Mr. Stott also serves on the board of directors for Liberty Northwest Insurance. Additionally, he is a member of the President’s Advisory Board for Athletics at Portland State University, a trustee for Lewis and Clark College and the Oregon Chapter of the National Football Foundation Hall of Fame, and the Chairman of the Founder’s Circle of SOLV and the Crater Lake Park National Trust. Mr. Stott, 59, is a member of the Director Affairs and Executive Committees of the Board.

CLASS II DIRECTORS

MICHAEL J. MURRAY	Director since 1997

Retired President, Global Corporate and Investment Banking,

Bank of America Corporation

a financial institution

Mr. Murray retired in July 2000 as president of Global Corporate and Investment Banking at Bank of America Corporation and as a member of the corporation’s Policy Committee. From March 1997 to the BankAmerica-Nations Bank merger in September 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica’s U.S. Corporate Group since BankAmerica’s merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental merger, Mr. Murray was vice chairman and head of Corporate Banking for Continental Bank, which he joined in 1969. Mr. Murray is a member of the Board of Directors of the eLoyalty Corporation in Lake Forest, Illinois and Neoforma, Inc. in San Jose, CA. In addition, he is on the Board of Sapias, Inc., and on the advisory board of the Petkevich Group, both private companies headquartered in San Francisco. He is past Chairman of the United Way of the Bay Area and continues to serve on its board. Mr. Murray is also on the Board of the California Academy of Sciences in San Francisco and is a member of the Advisory Council for the College of Business of the University of Notre Dame. Mr. Murray, age 59, received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. He is a member of the Audit and Compensation Committees of the Board.

ROBERT D. ROGERS	Director since 1990

President and Chief Executive Officer,

Texas Industries, Inc.

a producer of steel, cement, aggregates and concrete

Mr. Rogers joined Texas Industries, Inc. in 1963 as General Manager/European Operations. In 1964, he was named Vice President-Finance; in 1968, Vice President-Operations; and in 1970, he became President and Chief Executive Officer. He is also a Director of Texas Industries, Inc. Mr. Rogers is a graduate of Yale University and earned an MBA from the Harvard Graduate School of Business. He is a member of the Executive Board for Southern Methodist University Cox School of Business and serves on the Board of Adams Golf. Mr. Rogers, age 67, served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is Chairman of the Finance Committee and a member of the Compensation Committee of the Board.

WILLIAM J. SCHROEDER	Director since 1996

President and Chief Executive Officer,

Vormetric, Inc.

a private, development-stage company designing and marketing a system for securing enterprise data

Mr. Schroeder joined Vormetric as President and CEO in 2002, where he has served as a director since 2001. During 2000, Mr. Schroeder was President and CEO of CyberIQ Systems, Inc., a private start-up company in the Internet traffic switch market, which filed for bankruptcy on March 11, 2001. Mr. Schroeder was previously employed by Diamond Multimedia Systems, Inc. as President and CEO (1994-1999) and before that by Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-1989) and later as Vice Chairman (1989-1994). Earlier, Mr. Schroeder was the founder and CEO (1978-1986) of Priam Corporation. Mr. Schroeder also served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc. and currently serves on the Board of Directors of WatchGuard Technologies, Inc. and AlphaSmart, Inc. Mr. Schroeder, age 59, holds the MBA degree with High Distinction from the Harvard Business School and the M.S.E.E. and B.E.E. degrees from Marquette University. He is a member of the Audit and Finance Committees of the Board.

CHELSEA C. WHITE III	Director since 2004

ISyE Chair of Transportation and Logistics

Georgia Institute of Technology

School of Industrial and Systems Engineering

an institution of higher learning

Prof. White, 58, currently holds the ISyE (School of Industrial and Systems Engineering) Chair of Transportation and Logistics at the Georgia Institute of Technology and is the Director of the Trucking Industry Program and the Executive Director of The Logistics Institute. He is the Editor of the Institute of Electrical and Electronics Engineers (IEEE) Transactions on Systems, Man, and Cybernetics, Part C, and was the founding Editor of the IEEE Transactions in Intelligent Transportation Systems (ITS). He has also served as the ITS Series book editor for Artech House Publishing Company. Prof. White serves on the Boards of Directors for the ITS World Congress, ITS America and The Logistics Institute-Asia Pacific. He is former President and member of the ITS Michigan Board of Directors and has served on the advisory boards of Kinetic Computer Corporation and CenterComm Corporation. His research interests include the use of information technology for improved supply chain productivity and security. Prof. White is a member of the Compensation and Finance Committees of the Board.

CLASS III DIRECTORS

ROBERT ALPERT	Director since 1976

The Alpert Companies

a private investment group

Mr. Alpert has managed his own portfolio of companies since 1965. His business career includes over 40 years in banking, finance, real estate, and entertainment investments. He has served on over 30 boards as director, officer or in an advisory board capacity. He currently serves on the Boards of TXI, Inc. (Dallas, TX); Trio Consulting (UK) Ltd.; and The Empire AB (Stockholm, Sweden). Mr. Alpert is an advisory director for I.C. Deal Companies (Dallas, TX). Additionally, he is a life member of the Advisory Council for the University of Texas at Austin, College of Business Administration and a Trustee Emeritus for Colby College in Maine. He is a former Chairman for the Dallas Foundation for Health, Education and Research, a public charity. He served as Honorary Consul for Sweden in Dallas for 14 years, retiring from the diplomatic post in January 2003. In 1999, Mr. Alpert was awarded a medal of honor from King Carl Gustaf H.M. of Sweden when the King knighted him “Officer First Class” of the Royal Order of the Polar Star. He has belonged to the Royal Round Table of Swedish Councils of America, the Swedish-American Chamber of Commerce and the Dallas Consul Corp. Mr. Alpert is a former member of the Chief Executive Organization and a current member of the World President’s Organization. Mr. Alpert, age 72, is a member of the Director Affairs, Executive, and Finance Committees of the Board.

MARGARET G. GILL	Director since 1995

Former Senior Vice President-Legal, External Affairs and Secretary,

AirTouch Communications

a wireless communications company

Mrs. Gill served as Senior Vice President-Legal, External Affairs and Secretary of AirTouch Communications from January 1994 until July 1999, when AirTouch was acquired by Vodafone PLC. Prior to joining AirTouch she was, for 20 years, a partner in the law firm of Pillsbury, Madison & Sutro (now Pillsbury Winthrop) in San Francisco. From 1983 to 1993, she served as practice group manager and senior partner for the firm’s corporate securities group. Mrs. Gill earned her law degree in 1965 from Boalt Hall Law School, University of California at Berkeley, and holds a Bachelor of Arts degree from Wellesley College. Mrs. Gill, age 64, manages the Stephen and Margaret Gill Family Foundation, of which she is Board Chair and President. She is also President of the Board of Directors of the Episcopal Diocese of California, a Director and Chair of Episcopal Charities, and a trustee and executive committee member of the San Francisco Ballet. Mrs. Gill is a member of the Audit and Director Affairs Committees of the Board.

ROBERT JAUNICH II	Director since 1992

Managing Director,

The Fremont Group

a private investment corporation

Mr. Jaunich joined The Fremont Group, a private investment corporation managing assets of $11.0 billion, in January 1991. He is Managing Director and member of the Boards of Directors and the Executive Committees of the Boards for Fremont’s principal entities, Fremont Group, L.L.C. and Fremont Investors Inc. He is also Managing Partner of Fremont Partners, L.P., which manages $1.8 billion targeted to make and oversee majority equity investments in operating companies representing a broad spectrum of industries. Additionally, he is a Director of Fremont Capital, Inc., an SEC/NASD registered broker/dealer. In addition to serving on the Board of the Company, Mr. Jaunich serves as Chairman of several corporations including Crown Pacific Partners L.P., Kinetic Concepts, Inc. (NYSE), Software Architects Inc., Juno Lighting, Inc. (NASDAQ), Nellson Nutraceutical Inc. and serves on the board of Kerr Group, Inc. He is President of the non-profit National Recreation Foundation. He is a life member of the World Presidents’ Organization and was a member of Young Presidents’ Organization (1980-1990). Mr. Jaunich, age 64, received a BA from Wesleyan University, Middletown, Connecticut and an MBA from Wharton Graduate School, University of Pennsylvania. He is Chairman of the Directors Affairs Committee and a member of the Executive and Finance Committees of the Board.

ROBERT P. WAYMAN	Director since 1994

Executive Vice President, Finance and Administration

and Chief Financial Officer,

Hewlett-Packard Company

a computer-manufacturing company

Mr. Wayman joined Hewlett-Packard Company in 1969. After serving in several accounting management positions, he was elected Vice-President and Chief Financial Officer in 1984. He became a Senior Vice President in 1987 and an Executive Vice President in 1992. Mr. Wayman, age 58, holds a bachelor’s degree in science engineering and a master’s degree in business administration from Northwestern University. He is a member of the Board of Directors of Sybase Inc., Portal Software Inc., and the Board of the Private Sector Council. He is a member of the Policy Council of the Tax Foundation, the Financial Executives Institute, the Council of Financial Executives of the Conference Board, and the Advisory Board to the Northwestern University School of Business. He is Chairman of the Audit Committee and a member of the Compensation Committee of the Board.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock and Series B Preferred Stock, as of February 1, 2004, by the directors, the executive officers identified in the Summary Compensation Table below and by the directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Robert Alpert	82,387 Common 0 Series B Preferred	*

Gerald L. Detter(2)	371,369 Common 272 Series B Preferred	*

Margaret G. Gill	24,248 Common 0 Series B Preferred	*

Robert Jaunich II	37,619 Common 0 Series B Preferred	*

W. Keith Kennedy, Jr.	34,673 Common 0 Series B Preferred	*

Michael J. Murray	28,516 Common 0 Series B Preferred	*

John C. Pope	12,455 Common 0 Series B Preferred	*

Gregory L. Quesnel(3)	862,073 Common 259 Series B Preferred	*

Sanchayan C. Ratnathicam(4)	331,418 Common 212 Series B Preferred	*

Robert D. Rogers	31,564 Common 0 Series B Preferred	*

Eberhard G.H. Schmoller(5)	333,594 Common 220 Series B Preferred	*

William J. Schroeder	20,397 Common 0 Series B Preferred	*

Peter W. Stott	1,330 Common 0 Series B Preferred	*

Robert P. Wayman	24,441 Common 0 Series B Preferred	*

Chelsea C. White III	1,330 Common 0 Series B Preferred	*

John H. Williford(6)	346,033 Common 187 Series B Preferred	*

All directors and executive officers as a group (18 persons)(7)	2,570,378 Common 1,292 Series B Preferred	4.8%

*	Less than one percent of the Company’s outstanding shares of Common Stock.

(1)	Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). The shares shown for non-employee directors include the following number of shares of restricted stock and number of shares which the non-employee director has the right to acquire within 60 days of February 1, 2004 because of vested stock options: Mr. Alpert, 11,484 and 16,102; Mrs. Gill, 2,619 and 19,213; Mr. Jaunich, 2,619 and 20,749; Dr. Kennedy, 2,619 and 22,590; Mr. Murray, 2,619 and 14,822; Mr. Pope, 1,892 and 8,563; Mr. Rogers, 2,619 and 23,694; Mr. Schroeder, 2,619 and 12,514; Mr. Stott, 810 and 520; Mr. Wayman, 2,619 and 18,571; and Dr. White 810 and 520. The restricted stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors.

(2)	The shares shown include 254,748 shares which Mr. Detter has the right to acquire within 60 days of February 1, 2004 because of vested stock options. In addition to the holdings described in the above table, Mr. Detter also holds 30,147 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(3)	The shares shown include 785,143 shares which Mr. Quesnel has the right to acquire within 60 days of February 1, 2004 because of vested stock options. In addition to the holdings described in the above table, Mr. Quesnel also holds 20,576 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(4)	The shares shown include 292,329 shares which Mr. Ratnathicam has the right to acquire within 60 days of February 1, 2004 because of vested stock options. In addition to the holdings described in the above table, Mr. Ratnathicam also holds 1,577 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(5)	The shares shown include 269,715 shares which Mr. Schmoller has the right to acquire within 60 days of February 1, 2004 because of vested stock options.

(6)	The shares shown include 252,116 shares which Mr. Williford has the right to acquire within 60 days of February 1, 2004 because of vested stock options.

(7)	The shares shown include 1,879,267 shares which all directors and executive officers as a group have the right to acquire within 60 days of February 1, 2004 because of vested stock options.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

Director Independence

The Board of Directors has determined that each incumbent director, other than Gregory L. Quesnel, is an independent director under the New York Stock Exchange listing standards. In making such determination as to Robert P. Wayman, the Board considered all of the relevant facts and circumstances relating to the services provided by the Company and its subsidiaries to Hewlett-Packard Company, of which Mr. Wayman is Chief Financial Officer, and concluded that such services do not constitute a material relationship between Mr. Wayman and the Company.

Board Meetings; Executive Sessions of Non-Management Directors

During 2003, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

Non-management members of the Board of Directors meet in executive session on a regularly scheduled basis. Neither the Chief Executive Officer nor any other member of management attends such meetings of non-management directors. The Chairman of the Board of Directors of the Company, W. Keith Kennedy, Jr., has been chosen as the “Lead Non-Management Director” to preside at such executive sessions. For information regarding how to communicate with the Lead Non-Management Director and other members of the Company’s Board of Directors, see “Communications with Directors” on page 13.

Standing Committees

The Board of Directors currently has the following standing committees: Audit Committee, Compensation Committee, Director Affairs Committee, Executive Committee and Finance Committee, the members of which are shown in the table below. Each of the Audit, Compensation and Directors Affairs Committees is governed by a charter, current copies of which are available on the Company’s corporate website at www.cnf.com under the headings “Investor Relations/Corporate Governance.” Copies of the charters are also available in print to shareholders upon request, addressed to the Corporate Secretary at 3240 Hillview Avenue, Palo Alto, California 94304. In addition, a current copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement.

Director	Audit		Compensation		Director Affairs		Executive		Finance
Robert Alpert					X		X		X
Margaret G. Gill	X				X
Robert Jaunich II					X	*	X		X
W. Keith Kennedy, Jr.			X	*	X		X	*
Michael J. Murray	X		X
John C. Pope	X								X
Gregory L. Quesnel							X
Robert D. Rogers			X						X	*
William J. Schroeder	X								X
Peter W. Stott					X		X
Robert P. Wayman	X	*	X
Chelsea C. White III			X						X

X = current member; * = chair

Descriptions of the Audit, Compensation and Director Affairs Committees follow:

Audit Committee:    The Audit Committee assists the Board in its oversight of matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Committee receives reports on the work of the Company’s outside auditors and internal auditors, and reviews with them the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures. Pursuant to Board policy, the Company’s Chief Executive Officer, Chief Financial Officer, Controller and General Counsel are required to promptly notify the Chair of the Audit Committee upon receiving complaints regarding accounting, internal control and auditing matters involving the Company.

Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Board has determined that each of Mr. Wayman and Mr. Pope qualifies as an “audit committee financial expert” as such term is defined in rules adopted by the Securities and Exchange Commission. The Board has determined that Mr. Pope’s service on the audit committees of more than three public companies does not impair his ability to effectively serve on the Company’s Audit Committee. The Committee met seventeen times during 2003.

Compensation Committee:    The Compensation Committee approves the salary and other compensation of the Chief Executive Officer of the Company and of certain other executive officers and key employees. The Committee also oversees the administration of the Company’s short-term and long-term incentive compensation plans, oversees grants of stock options and other awards under the Company’s 1997 Equity and Incentive Plan, and reviews the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees. Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Committee met five times during 2003.

Director Affairs Committee:    The functions of the Director Affairs Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	recommending to the Board directors to serve on committees of the Board;

•	advising the Board with respect to matters of Board composition and procedures;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the Board and the Company’s management.

Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Director Affairs Committee met twice during 2003.

The Director Affairs Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Director Affairs Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Director Affairs Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of the person’s ownership of Company stock; and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Director Affairs Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 3240 Hillview Avenue, Palo Alto, California 94304. The Director Affairs Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

The Director Affairs Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Director Affairs Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Director Affairs Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Director Affairs Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The Director Affairs Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Director Affairs Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Director Affairs Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Director Affairs Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Communications with Directors

Any shareholder or other interested party desiring to communicate with any director (including the Lead Non-Management Director and the other non-management directors) regarding the Company may directly contact any director or group of directors by submitting such communications in writing to the director or directors in care of the Corporate Secretary, 3240 Hillview Avenue, Palo Alto, California 94304.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group to which the envelope is addressed.

Policy Regarding Director Attendance at Annual Meetings of Shareholders

The Company’s policy regarding director attendance at the Annual Meeting of Shareholders is for the Chairman of the Board of Directors and the Chief Executive Officer (if different from the Chairman) to attend in person, and for other directors to attend in person or electronically. The Chairman of the Board and the Chief Executive Officer attended the Company’s 2003 Annual Meeting of Shareholders.

Authority to Retain Advisors

The Board of Directors and each Committee of the Board is authorized, as it determines necessary to carry out its duties, to engage independent counsel and other advisors. The Company compensates, or provides adequate funding to the Board or the applicable Committee for the payment of compensation to, any such independent counsel or other advisor.

Code of Ethics for Officers

The Board of Directors has adopted a Code of Ethics for Chief Executive and Senior Financial Officers, including the Chief Financial Officer and Controller. A current copy of the Code of Ethics is available on the Company’s corporate website at www.cnf.com under the headings “Investor Relations/Corporate Governance.” Copies of the Code of Ethics are also available in print to shareholders upon request, addressed to the Corporate Secretary at 3240 Hillview Avenue, Palo Alto, California 94304. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Ethics by posting such information on the Company’s website at www.cnf.com.

COMPENSATION OF DIRECTORS

During 2003, the Chairman and Vice Chairman of the Board of Directors each was paid an annual retainer of $130,000, and each other non-employee director was paid an annual retainer of $30,000. Non-employee directors were also paid $1,500 per Board meeting attended and $1,000 per Committee meeting attended. In addition, the Chairpersons of the following Committees of the Board were paid the following annual Chair fees: Audit, $10,000; Compensation and Director Affairs, $8,000; and Finance, $5,000. Directors are also provided with certain insurance coverages and, in addition, are reimbursed for travel expenses incurred for attending Board and Committee meetings.

Directors may elect to defer payment of their fees. Payment of any deferred amount and interest equivalents accrued thereon will be paid in a lump sum or in installments beginning no later than the year following the director’s final year on the Board.

Awards of restricted stock and stock options have been made from time to time to non-employee directors under the Equity Incentive Plan for Non-Employee Directors, as amended and restated in 1995 (the “1995 Plan”). The 1995 Plan was approved by the Company’s shareholders in 1994, and was amended and restated and approved by the Company’s shareholders in 1995. Because few shares remained available for issuance under the 1995 Plan, at last year’s Annual Meeting the Company’s shareholders were asked to, and did, approve a new 2003 Equity Incentive Plan for Non-Employee Directors (the “2003 Plan”).

In 2003, each non-employee director serving on the Board on January 1 received a restricted stock grant under the 1995 Plan having a fair market value of $25,000 and a grant of options for 2,500 shares of the Company’s Common Stock. In addition, upon joining the Board in January 2003, Messrs. Burns and Pope each received a restricted stock grant under the 1995 Plan having a fair market value of $12,500 and a grant of options for 5,438 shares of the Company’s Common Stock.

CERTAIN LITIGATION

On September 24, 2003, a derivative action was filed by a shareholder plaintiff purportedly on the Company’s behalf in the Superior Court for the County of San Mateo, California (the “Derivative Action”). The Derivative Action names the Company as a nominal defendant and certain current and former officers and directors of the Company, Emery Worldwide Airlines, Inc. (“EWA”) and Menlo Worldwide Forwarding, Inc. (formerly known as Emery Air Freight Corporation) (“MWF”) as individual defendants. The complaint generally alleges that past and present members of the Company’s Board of Directors failed to require present and former officers of the Company, MWF and EWA to maintain and enhance the air freight business of MWF and air and postal operations of EWA. Defendants’ alleged failure to do so, the plaintiff asserts, resulted in a breach of fiduciary duty, gross mismanagement, abuse of control and the waste of corporate assets when the Company caused EWA to incur civil fines assessed by regulatory agencies, halted EWA’s operations and took restructuring charges instead of selling EWA as a going concern. The Derivative Action seeks unspecified monetary damages and other relief against the individual defendants. It does not seek any damages or other relief against the Company. In accordance with the indemnification provisions in the Company’s bylaws, the Company has advanced and will continue to advance to the individual defendants certain attorneys’ fees and expenses incurred by them in connection with the Derivative Action.

COMPENSATION OF EXECUTIVE OFFICERS

I.    SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Company’s Chief Executive Officer and the four next most highly paid executive officers for the three fiscal years ended December 31, 2003. As used in this Proxy Statement, “Named Executives” means the officers identified in this Summary Compensation Table.

		Annual Compensation			Long-Term Compensation			All Other Compen- sation (6)($)
Name and Principal Position(s)	Year	Salary ($)	Bonus(2)($)	Other Annual Compen- sation (3)($)	Awards		Payouts
					Restricted Stock Awards (4)($)	Securities Underlying Options/ SAR’s(#)	LTIP Payouts (5)($)
Gregory L. Quesnel President and Chief Executive Officer	2003 2002 2001	$748,176 712,504 712,504	$0 2,137,512 0	$83,752 75,269 107,645	$986,100 0 0	0/0 146,000/0 300,000/0	$0 0 0	$19,975 46,450 44,096

Gerald L. Detter(1) Senior Vice President	2003 2002 2001	$519,896 495,092 495,092	$446,577 691,204 214,231	$49,992 61,353 60,845	$723,140 1,612,500 0	0/0 25,000/0 100,000/0	$0 0 0	$17,165 39,836 37,794

Sanchayan Ratnathicam Senior Vice President and Chief Financial Officer	2003 2002 2001	$441,012 425,048 425,048	$0 956,358 0	$13,658 26,268 25,924	$591,660 0 0	0/0 45,000/0 90,000/0	$0 0 0	$13,739 30,552 27,773

Eberhard G.H. Schmoller Senior Vice President, General Counsel and Secretary	2003 2002 2001	$372,476 359,008 359,008	$0 807,768 0	$54,488 71,078 71,147	$591,660 0 0	0/0 45,000/0 85,000/0	$0 0 0	$16,165 27,609 26,127

John H. Williford(1) Senior Vice President	2003 2002 2001	$498,784 473,578 400,036	$0 643,115 125,718	$4,515 6,699 4,220	$723,140 806,250 0	0/0 50,000/0 115,000/0	$0 0 0	$7,964 17,403 16,425

(1)	Mr. Detter is also President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company’s regional full-service trucking subsidiary. Mr. Williford is also President and Chief Executive Officer of Menlo Worldwide, LLC, the Company’s supply chain management subsidiary.

(2)	The amounts shown in this column reflect payments under the Company’s short-term incentive compensation plans in which all regular, full-time, non-contractual employees of the Company are eligible to participate. They also reflect, in the case of Messrs. Detter and Williford (for 2002 only), special incentive compensation payments made under the Company’s short-term incentive compensation plans in which only those Named Executives are eligible to participate.

(3)	Amounts shown for 2003 in this column include: (a) Long-Term Incentive Plan interest earned and deferred for Messrs. Quesnel and Schmoller of $202 and $4,538, respectively; and (b) interest earned on deferred compensation account balances above 120% of the applicable federal rate for Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford of $83,550, $49,992, $13,658, $53,950 and $4,515, respectively.

(4)	At the end of 2003, based upon the closing price of the Company’s common stock on December 31, 2003 ($33.90), Mr. Quesnel held 49,584 restricted shares valued at $1,680,898; Mr. Detter held 79,125 restricted shares valued at $2,682,338; Mr. Ratnathicam held 24,000 restricted shares valued at $813,600; Mr. Schmoller held 23,250 restricted shares valued at $788,175; and Mr. Williford held 82,625 restricted shares valued at $2,800,988. Dividends are paid on all shares of restricted stock.

In 2002, 50,000 shares of non-performance restricted stock were granted to Mr. Detter and are scheduled to vest as follows: 25,000 shares on January 1, 2005 and 25,000 shares on January 1, 2006. Also in 2002, 25,000 shares of non-performance restricted stock were granted to Mr. Williford all of which are scheduled to vest on January 1, 2006.

The restricted stock granted in 2003 to Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford in the amounts of 30,000, 22,000, 18,000, 18,000 and 22,000, respectively, is scheduled to vest 25% per year beginning January 1, 2005 and each of the three years thereafter. The restricted stock granted to Mr. Quesnel will be forfeited upon his retirement in July 2004.

(5)	Amounts shown in this column reflect payments earned by the Named Executives for awards granted under the Company’s Return on Equity and Value Management Plans. Effective January 1, 2000, the Value Management Plan replaced the Return on Equity Plan. No payments were made for the three-year Value Management award cycles commencing January 1, 2001 and ending December 31, 2003 and January 1, 2000 and ending December 31, 2002 or for the three-year Return on Equity award cycle commencing January 1, 1999 and ending December 31, 2001.

(6)	Amounts shown for 2003 in this column include:

(a)	Payments by the Company for premiums for taxable group life insurance on behalf of Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford of $5,812, $4,993, $4,403, $7,242, and $1,247, respectively.

(b)	Payments by the Company for premiums for split dollar life insurance and supplemental group life insurance on behalf of Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford of $11,088, $9,097, $6,261, $5,848, and $3,642, respectively.

(c)	Company contributions to the Thrift and Stock Plan accounts of Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford of $3,075 each.

II.    OPTION/SAR GRANTS TABLE

Option/SAR Grants in Last Fiscal Year

No options or SARs were issued in 2003 to the Named Executives.

III.    OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal-Year End Option/SAR Values

The following table provides information on option/SAR exercises in 2003 by the Named Executives and the value of such officers’ unexercised options/SARs at December 31, 2003.

Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(2) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2)(3)(4)(5) Exercisable/Unexercisable
Gregory L. Quesnel	0	$0	594,252/607,669	$3,525,089/$4,005,980
Gerald L. Detter	13,026	195,679	195,498/181,002	728,309/1,285,791
Sanchayan C. Ratnathicam	0	0	235,079/201,086	1,509,356/1,418,118
Eberhard G.H. Schmoller	49,211	709,927	219,474/173,736	1,709,302/1,135,399
John H. Williford	0	0	185,366/214,752	1,036,900/1,439,803

(1)	The shares shown in this column for Mr. Detter were immediately sold following exercise and the shares for Mr. Schmoller were acquired upon exercise and held. Mr. Schmoller subsequently sold 20,200 shares in open market transactions.

(2)	Mr. Quesnel has 593,643 exercisable options valued at $3,522,807; 607,669 unexercisable options valued at $4,005,980; and 609 SARs, the appreciation on which is valued at $2,282. Mr. Detter has 195,498 exercisable options valued at $728,309; 181,002 unexercisable options valued at $1,285,791; and no SARs. Mr. Ratnathicam has 235,079 exercisable options valued at $1,509,356; 201,086 unexercisable options valued at $1,418,118; and no SARs. Mr. Schmoller has 216,390 exercisable options valued at $1,695,120; 173,736 unexercisable options valued at $1,135,399; and 3,084 SARs, the appreciation on which is valued at $14,182. Mr. Williford has 185,366 exercisable options valued at $1,036,900; 214,752 unexercisable options valued at $1,439,803; and no SARs. The value of outstanding SARs was fixed as described in footnote 5 below when the Company’s SAR plan was terminated on March 31, 1990.

(3)	Based on the closing stock price of $33.90 on December 31, 2003.

(4)	Numbers shown reflect the value of options granted at various times over a ten-year period.

(5)	The Company’s Incentive Compensation Stock Appreciation Rights Plan (“SAR Plan”) was terminated on March 31, 1990. Under the SAR plan, selected key employees were afforded the opportunity to convert cash awards under the Company’s short-term incentive compensation plans into SARs corresponding in value to the Company’s shares of Common Stock. The SARs fluctuated in value as the price of the Common Stock increased or decreased and earned amounts equal to dividends declared on the Common Stock. When the SAR Plan was terminated, the value of all outstanding SARs was fixed as of that date. Interest equivalents have been credited to outstanding balances of participants since April 1, 1990. Payouts are made in cash and commence upon a participant’s prior election or termination of employment with the Company.

IV.    LONG-TERM INCENTIVE PLAN AWARDS TABLE

The following table sets forth information regarding awards made to the Named Executives in 2003 under the Company’s Value Management Plan. Except for such awards, no long-term incentive plan awards were made to the Named Executives in 2003.

Name	Target Number of Shares, Units or Other Rights (% of Salary)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under the Value Management Plan(1)
			Threshold($)	Target($)	Maximum($)
Gregory L. Quesnel(2)	132.0%	12/31/05	$0	$987,592	$1,975,185
Gerald L. Detter	96.0%	12/31/05	0	499,100	998,200
Sanchayan C. Ratnathicam	73.3%	12/31/05	0	323,262	646,524
Eberhard G.H. Schmoller	73.3%	12/31/05	0	273,025	546,050
John H. Williford	96.0%	12/31/05	0	478,833	957,665

(1)	Target payouts are made if the Total Business Return (TBR) for the applicable award period is equal to a specified target percentage (differs by executive). For TBR below the target percentage, the payouts decrease on a pro rata basis and drop to zero at a specified threshold percentage. For TBR above the target percentage, the payouts increase on a pro rata basis, up to a maximum of twice the target payout at a specified superior percentage.

(2)	In addition to the Value Management Plan award described above, Mr. Quesnel also has Value Management Plan awards that were granted in 2002 and 2004, with performance periods ending December 31, 2004 and December 31, 2006, respectively. Because Mr. Quesnel will be retiring in July 2004, under the terms of the Plan he is entitled to receive the value (if any) of each of his Value Management Plan awards based on the Company’s performance through the end of calendar year 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

The Compensation Committee of the Board of Directors administers the Company’s executive compensation program, the purpose of which is to: (a) align the Company’s rewards strategy with its business objectives; (b) support a culture of strong performance; and (c) attract, retain and motivate highly talented executives.

Executive compensation consists of three components: base salary, short-term incentive compensation, and long-term incentive compensation. The Company has put a significant portion of total compensation for all executives “at risk” through short-term and long-term incentive compensation. It is the Company’s policy to tie a greater portion of an executive’s total compensation to performance of the Company and its subsidiaries than is the case for Company employees generally. In keeping with the general policy of pay for performance, an even greater portion of the total compensation for the executives named in the Summary Compensation Table on page 16 (“Named Executives”) is tied to performance than is the case for Company executives generally.

Each year the Committee reviews a report by an independent executive compensation consultant engaged by and reporting directly to the Committee. The consultant compares the Company’s executive compensation to the compensation of similar executives at companies considered to be the Company’s most direct competitors for executive talent. The comparison covers all aspects of compensation: base salaries, annual incentive bonuses and long-term incentive awards. In 2002 (for purposes of determining 2003 compensation), the executive compensation paid to the Named Executives was compared to compensation paid to top executives by the companies that comprise the Dow Jones Transportation Average (“DJTA”), while the executive compensation paid to the Company’s other executives was reviewed against surveys of executive compensation paid to similar executives in general industry, taking into account the Company’s size compared to those companies. With respect to executives other than the Named Executives, the Compensation Committee believes that this general industry peer group, rather than the DJTA companies that comprise the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement, better reflects the Company’s most direct competitors for executive talent.

As part of the 2002 engagement (for 2003 compensation), the independent consultant concluded that, taken together, the elements of the Company’s executive compensation package deliver pay opportunities that are within the competitive norm and consistent with the Company’s pay-for-performance philosophy.

Base Salary

The Company’s policy is to pay base salaries that are at the 50th percentile of salaries paid by companies in the compensation peer group. For 2003, the Committee determined that base salaries of executive officers, while generally in line with those of comparable officers at other companies, should be increased. As a result, at the beginning of 2003, Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford received salary increases of 5.0%, 5.0%, 3.8%, 3.8% and 5.0%, respectively. For each of Messrs. Quesnel, Detter and Schmoller, this was the first salary increase received in four years.

The base salaries for all Named Executives, other than the Chief Executive Officer, were approved by the Committee. The 2003 salary of Mr. Quesnel was approved by the Board of Directors as discussed below under “CEO Compensation.”

Short-Term Incentive Compensation

The Company’s policy is to pay short-term incentive compensation that is at the 60th percentile of short-term incentive compensation paid by companies in the compensation peer group. The Company’s short-term incentive compensation plans are reviewed and approved annually by the Committee. The plans are then incorporated into the Company’s business plan for the ensuing year and presented to the Board of Directors for approval and adoption. These plans provide for annual awards to regular, full-time, non-contractual employees. The Committee has delegated to the Chief Executive Officer and other executive officers the responsibility and authority to administer the Company’s short-term incentive plans, with the Committee making the final determination as to whether the performance goals applicable to awards in a particular plan year have been achieved.

At the end of the year, each major operating subsidiary develops goals which reflect its business objectives for the following year. These goals represent measurable performance objectives such as profits, revenue, returns on equity, assets or capital, expenses and service. The parent Company goals generally represent a compilation of the profit goals of the subsidiaries.

In 2003, the performance objective for Messrs. Quesnel, Ratnathicam and Schmoller was based on the pre-tax, pre-incentive income of the parent Company; the performance objective for Mr. Detter was based on the pre-incentive operating income of Con-Way Transportation Services, Inc.; and the performance objective for Mr. Williford was based on the pre-incentive operating income of Menlo Worldwide, LLC.

Upon attainment of the established performance goals, each plan participant (including the Named Executives) earns incentive compensation determined as a percentage of base salary, with the actual incentive varying depending upon the level of attainment of the established performance goals, against a “target incentive” tied to the participant’s level of responsibility. In addition, each participant’s incentive compensation is capped at an amount equal to twice the target incentive, except that for 2002 and 2003 the incentive compensation for Messrs. Quesnel, Ratnathicam and Schmoller was capped at an amount equal to three times the target incentive. However, for those years the threshold level of performance below which no incentive compensation would be paid was set higher by the Committee for Messrs. Quesnel, Ratnathicam and Schmoller than for the other participants. Based on actual 2003 performance results, Messrs. Quesnel, Ratnathicam, Schmoller, and Williford earned no incentive compensation under the Plan, and Mr. Detter earned incentive compensation of $252,136.

In 2003, the Committee also continued the additional annual incentive bonus for operating company presidents, with bonus payments tied to the achievement of targeted operating ratios. Among the Named Executives, Messrs. Detter and Williford were eligible to participate in the bonus program. Based upon results of operations for 2003, Mr. Detter received an operating ratio bonus of $194,441 and Mr. Williford received no operating ratio bonus.

Long-Term Incentive Compensation

The Committee believes that executives should have a large stake in the risks and rewards of long-term ownership of the Company. The CNF Inc. 1997 Equity and Incentive Plan, which was approved at the Company’s 1997 Annual Meeting of Shareholders and re-approved at the Company’s 2000 and 2003 Annual Meetings of Shareholders, provides for the granting of restricted stock awards, options to purchase shares of the Company’s Common Stock, and other types of long-term awards to key employees of the Company and its subsidiaries. The Company’s goal is to provide long-term incentive compensation that is at the 50th percentile of long-term incentive compensation paid by companies in the compensation peer group.

After reviewing information and recommendations provided by the above-mentioned executive compensation consultant and adjusting for individual factors, in 2003, the Committee granted non-qualified options for a total of 382,700 shares to key employees of the Company and its subsidiaries, effective December 15, 2003. In addition to the annual grants made in December, non-qualified options for 34,800 shares were granted to various officers during the year in connection with promotions or for purposes of retention. None of the Named Executives received any grants of stock options in 2003.

In 2003, the Committee elected to make long-term compensation awards to the Named Executives in the form of restricted stock instead of stock options. In that regard, Mr. Quesnel received an award for 30,000 shares, Messrs. Detter and Williford received awards for 22,000 shares, and Messrs. Ratnathicam and Schmoller received awards for 18,000 shares. All of the shares to the Named Executives are scheduled to vest in equal annual installments over four years, beginning January 1, 2005. In addition to the restricted stock awards granted to the Named Executives, in 2003, the Committee also made a grant of 10,000 shares of restricted stock to another executive in connection with his promotion.

In order to maintain the Company’s overall long-term incentive compensation at competitive levels, in 2003, the Committee made awards to senior executives under a long-term incentive plan called the Value Management Plan, which, in 2000, replaced the Company’s Return on Equity Plan. Under the Value Management Plan, which has rolling three-year cycles with a new cycle beginning each year, long-term incentive awards currently are paid based on a criterion called “Total Business Return” which is, in turn, based on cash generation and capital efficiency. For cycles commencing in 2004 and thereafter, value management awards will be paid based on “EBITDA” (earnings before interest, taxes, depreciation and amortization), “ROCE” (return on capital employed), and relative total shareholder return. The value management awards granted for 2003 to the Named Executives are set forth in the Long-Term Incentive Plan Awards Table on page 19. The second cycle under the Value Management Plan ended on December 31, 2003 with no bonus payments being made (including to the Named Executives) since applicable performance criteria were not met for the three-year cycle.

Long-term incentive compensation awards made to Mr. Quesnel during 2003 are discussed in more detail below under “CEO Compensation.”

CEO Compensation

The Committee recommended, and the Board approved, a 2003 annualized base salary for Mr. Quesnel of $748,176. This amount was recommended by the Committee and approved by the Board based on Mr. Quesnel’s performance and experience, on the comparative salaries paid to chief executive officers of companies within the compensation peer group, and on information provided by the Company’s independent executive compensation consultant.

As discussed above under “Short-Term Incentive Compensation,” in 2003, Mr. Quesnel did not earn any short-term incentive compensation based on the pre-tax, pre-incentive income objective for the parent Company established at the beginning of 2003.

As discussed under “Long-Term Incentive Compensation” beginning on page 21, in 2003, Mr. Quesnel and the other Named Executives received, as long-term compensation, a combination of restricted stock and awards under the new Value Management Plan discussed above. Based upon information provided by the Company’s independent executive compensation consultant, the long-term awards made to Mr. Quesnel for 2003 have an aggregate projected value of approximately two and one-half times his annual salary if the Company achieves its goals relating to total business return and shareholder value.

Policy on Deductibility of Compensation

The federal income tax law limits the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. The Committee’s general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible. In 2003, as in prior years, no covered employee received compensation that was not deductible.

Under the federal income tax law, certain compensation, including “performance-based compensation,” is excluded from the $1 million deductibility limit. The Company’s 1997 Equity and Incentive Plan, which was approved at the Company’s 1997 Annual Meeting of Shareholders and re-approved at the Company’s 2000 and 2003 Annual Meetings of Shareholders, allows the Committee to make certain short- and long-term incentive compensation awards to covered employees that qualify as “performance-based compensation.” The Committee intends to use such awards, where feasible, to carry out its general policy of providing a competitive compensation package which also structures compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes.

THE COMPENSATION COMMITTEE

Kevin Burns*	Robert D. Rogers
W. Keith Kennedy, Jr., Chairman	Robert P. Wayman
Michael J. Murray

*	Mr. Burns was a member of the Committee until early 2004, at which time he resigned as a director. He reviewed and approved the report. Chelsea C. White III became a director of the Company and a member of the Committee in February 2004 and, accordingly, did not participate as a member of the Committee with respect to matters covered by the report.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*

CNF Inc., S&P Midcap 400 Index, Dow Jones Transportation Average

	Cumulative Total Return
	4Q98	4Q99	4Q00	4Q01	4Q02	4Q03
CNF	$100.0	$92.8	$92.4	$92.9	$93.1	$96.2
S&P Midcap 400	$100.0	$114.7	$134.7	$133.9	$114.4	$155.0
Dow Jones Transportation Average	$100.0	$95.5	$95.8	$87.0	$77.0	$101.4

*	Assumes $100 invested on December 31, 1998 in CNF Inc. (then known as CNF Transportation Inc.), S&P Midcap 400 Index, and the Dow Jones Transportation Average and that any dividends were reinvested.

PENSION PLAN TABLE

ESTIMATED ANNUAL RETIREMENT BENEFITS

The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company’s retirement plans.

Average Final Total Earnings During Highest Five Consecutive Years of Last Ten Years of Employment	Years of Plan Participation
	15	20	25	30	35
$ 200,000	$40,974	$58,727	$77,504	$96,281	$115,058
$ 300,000	62,474	89,441	117,944	146,447	174,950
$ 400,000	83,974	120,155	158,384	196,614	234,843
$ 500,000	105,473	150,869	198,824	246,780	294,735
$ 600,000	126,973	181,583	239,265	296,946	354,627
$ 700,000	148,473	212,297	279,705	347,112	414,520
$ 800,000	169,973	243,011	320,145	397,278	474,412
$ 900,000	191,473	273,725	360,585	447,445	534,304
$1,000,000	212,972	304,439	401,025	497,611	594,196
$1,100,000	234,472	335,153	441,465	547,777	654,089
$1,200,000	255,972	365,867	481,905	597,943	713,981
$1,300,000	277,472	396,581	522,345	648,109	773,873
$1,400,000	298,972	427,295	562,785	698,276	833,766
$1,500,000	320,471	458,009	603,225	748,442	893,658
$1,600,000	341,971	488,723	643,666	798,608	953,550
$1,700,000	363,471	519,437	684,106	848,774	1,013,443
$1,800,000	384,971	550,151	724,546	898,940	1,073,335
$1,900,000	406,471	580,865	764,986	949,107	1,133,227
$2,000,000	427,970	611,579	805,426	999,273	1,193,119

Compensation covered for the Named Executives is the highest five-year average over the last ten years of employment of the “Salary” and “Bonus”, as such terms are used in the Summary Compensation Table on page 16, and of certain other compensation. Retirement benefits shown are payable at or after age 65 in the form of a single life annuity, using the current level of Social Security benefits to compute the adjustment for such benefits.

Applicable law for 2003 limits the annual benefits which may be paid from a tax-qualified retirement plan to $160,000 per year currently, and prevents pension accruals for compensation in excess of $200,000 per year and for deferred compensation. The Company has adopted non-qualified plans to provide for payment out of the Company’s general funds of benefits not covered by the qualified plans. The table above represents total retirement benefits which may be paid from a combination of qualified and non-qualified plans.

As of December 31, 2003, Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford had 28, 35, 26, 29 and 22 years of plan participation, respectively.

CHANGE IN CONTROL AND CONSULTING ARRANGEMENTS

Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford have entered into severance agreements with the Company and, if applicable, the subsidiary by which they are employed. Each severance agreement provides that if such officer’s employment is actually or constructively terminated within two years of a change in control (as defined in the severance agreement) of the Company or the subsidiary or prior to a change in control at the direction of a person or entity which subsequently acquires control of the Company or the subsidiary, the officer generally will receive, among other things, (i) a lump sum cash payment equal to three times the officer’s base salary as of the date of termination (or as of the change of control, if higher); (ii) a lump sum cash payment equal to three times the officer’s average annual bonus over the three years prior to the termination of employment; (iii) life, disability, health, dental, and accidental insurance benefits for three years; and (iv) in the case of Mr. Williford, a lump sum cash payment reflecting the value of three additional years of retirement benefits. The executives will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.

On February 18, 2004, the Company entered into a Consulting Agreement with Mr. Quesnel. The term is for a period of one year commencing on July 6, 2004, the date of Mr. Quesnel’s retirement as President and Chief Executive Officer of the Company, and continuing through July 5, 2005. Mr. Quesnel will be required to devote up to 150 hours per calendar quarter to his consulting duties and will be paid a consulting fee of $250,000 per quarter during the term. The Consulting Agreement also provides for the Company to reimburse Mr. Quesnel for income tax preparation services obtained in 2005 and 2006 with respect to 2004 and 2005 and for estate and financial planning services, in an aggregate amount not to exceed $15,000. Mr. Quesnel’s severance agreement described in the preceding paragraph will terminate upon his retirement in July 2004.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. Among other things, the Audit Committee reviews and discusses with management and with the Company’s outside auditors the results of the year-end audit of the Company, including the audit report and audited financial statements.

All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to the requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter of the Audit Committee, which is attached as Appendix A to this Proxy Statement.

In connection with its review of the audited financial statements of the Company for the fiscal year ended December 31, 2003, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Robert P. Wayman, Chairman	John C. Pope
Margaret G. Gill	William J. Schroeder
Michael J. Murray

RATIFICATION OF AUDITORS

At last year’s annual meeting, shareholders approved the appointment of KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2003. The Board recommends that shareholders vote in favor of ratifying the reappointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders. The Company has been informed by KPMG LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

At the Company’s 2002 annual meeting, shareholders ratified the appointment of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended 2002. On May 30, 2002, the Company determined, for itself and its subsidiaries, to dismiss Arthur Andersen LLP and to engage the services of KPMG LLP as its independent auditors. The change in auditors became effective on May 30, 2002. This determination followed the Company’s decision to seek proposals from independent accountants to audit the financial statements of the Company and its consolidated subsidiaries, and was approved by the Company’s Board of Directors, based upon the recommendation of its Audit Committee. KPMG LLP audited the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2002.

Fees

During the Company’s fiscal years ended December 31, 2002 and December 31, 2003, the Company was billed the following aggregate fees by KPMG LLP. Since KPMG LLP was retained as the Company’s auditors on May 30, 2002, all of the fees described below for fiscal year 2002 are for services provided during the period from May 30 through December 31, 2002.

Audit Fees.    The aggregate fees billed by KPMG LLP to the Company for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year, for reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year, and for services provided by KPMG LLP in connection with statutory or regulatory filings for the fiscal year, were $756,934 for the fiscal year ended 2002 and $1,385,129 for the fiscal year ended 2003.

Audit-Related Fees.    The aggregate fees billed by KPMG LLP to the Company for assurance and related services reasonably related to the performance of the audit of the annual financial statements and the review of the Company’s financial statements were $50,000 for the fiscal year ended 2002 and $432,431 for the fiscal year ended 2003. These fees were for the audit of employee benefit plans, consultation related to the application of new accounting standards, and certain other audit-related services.

Tax Fees.    The aggregate fees billed by KPMG LLP to the Company for professional services rendered for tax compliance, tax advice and tax planning were $420,005 for the fiscal year ended 2002 and $1,297,427 for the fiscal year ended 2003. Of the 2003 fees, $553,458 was for tax compliance and preparation, and $743,969 was for tax consulting and advice.

All Other Fees.    No fees were billed by KPMG LLP to the Company for products and services rendered for fiscal years 2002 and 2003, other than the Audit Fees, Audit-Related Fees, and Tax Fees described in the preceding three paragraphs.

All of the services performed by KPMG LLP during 2003 were pre-approved by the Audit Committee of the Company’s Board of Directors, which concluded that the provision of the non-audit services described above is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

Prior to retaining KPMG LLP to provide services in any fiscal year, the Audit Committee first reviews and approves KPMG’s fee proposal and engagement letter. In the fee proposal, each category of services (Audit, Audit Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services. For 2004, the Audit Committee also approved nominal additional fees (beyond those included in the KPMG fee proposal) for services in a limited number of subcategories, based on the Company’s experience regarding the unanticipated need for such services during the year. CNF’s pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of KPMG for services outside the scope of the fee proposal and engagement letter.

PRINCIPAL SHAREHOLDERS

According to information furnished to the Company as of February 28, 2004, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of Common Stock or Series B Preferred Stock are set forth below. All such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission.

Names and Addresses	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,142,600 Common(1) 396,574 Preferred(1)	2.3 3.6	% %

FMR Corp. 82 Devonshire Street Boston, MA 02109	5,869,310 Common(2)	11.7%

Merrill Lynch & Co. Inc. World Financial Center, North Tower 250 Vesey Street New York, NY 10381	3,182,021 Common(3)	6.4%

Pzena Investment Management, LLC 120 West 45th Street 34th Floor New York, NY 10036	3,765,063 Common(4)	7.5%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	4,197,979 Common(5)	8.4%

(1)	T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 163,600 shares, shared voting power over 2,427,191 shares, sole dispositive power over 1,142,600 shares and shared dispositive power over 2,427,191 shares. T. Rowe Price Trust Company, the trustee under the Company’s Thrift and Stock Plan (“Trust Company”), has sole voting power over 0 shares, shared voting power over 2,427,191 shares, sole dispositive power over 0 shares and shared dispositive power over 2,427,191 shares. The shares beneficially owned by Trust Company are included in the shares beneficially owned by Price Associates.

The holdings include 396,574 shares of Series B Preferred Stock (which Preferred Stock is held pursuant to the CNF Inc. Thrift and Stock Plan). Such shares of Series B Preferred Stock represent 52.2% of all outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock has the right to 6.1 noncumulative votes on each matter submitted to the meeting. The Series B Preferred Stock is convertible at the Trust Company’s option under certain circumstances into 4.708 shares of Common Stock for each share of Series B Preferred Stock. On a fully converted basis, these holdings represent 4.6% of the Common Stock.

Price Associates serves as investment advisor with shared power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of the Common Stock and Series B Preferred Stock which has not been allocated to participants’ accounts under the Thrift and Stock Plan. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	FMR Corp., through its subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company, have, in the aggregate, sole voting power over 575,400 shares, shared voting power over 0 shares, sole dispositive power over 5,869,310 shares and shared dispositive power over 0 shares.

(3)	Merrill Lynch & Co., Inc. (“ML&Co.”), through Merrill Lynch Investment Managers, an operating division of ML&Co.’s indirectly owned asset management subsidiaries, has sole voting power over 0 shares, shared voting power over 3,182,021 shares, sole dispositive power over 0 shares and shared dispositive power over 3,182,021 shares.

(4)	Pzena Investment Management, LLC, an investment adviser, has sole voting power over 2,643,285 shares, shared voting power over 0 shares, sole dispositive power over 3,765,063 shares and shared dispositive power over 0 shares.

(5)	Wellington Management Company, LLP, an investment advisor, has sole voting power over 0 shares, shared voting power over 3,296,925 shares, sole dispositive power over 0 shares and shared dispositive power over 4,197,979 shares.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

The Company believes that, during 2003, its executive officers and directors have complied with all filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that Kevin S. Coel and Mark C. Thickpenny were approximately three weeks late in filing Form 4’s reporting stock option grants received on December 15, 2003 under the Company’s 1997 Equity and Incentive Plan.

CONFIDENTIAL VOTING

Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots, and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

Access to proxies, ballots, and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count, and tabulation of proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, CNF Inc., at 3240 Hillview Avenue, Palo Alto, California 94304, and must be received by November 16, 2004. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by January 20, 2005. The Company’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than January 20, 2005 and not earlier than December 21, 2004.

OTHER MATTERS

The Company will furnish to interested shareholders, free of charge, a copy of its 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after April 1, 2004. Please direct your written request to the Corporate Secretary, CNF Inc., 3240 Hillview Avenue, Palo Alto, California 94304.

Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies for a fee of $10,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company’s voting stock.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

EBERHARD G.H. SCHMOLLER
Secretary

March 16, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

CNF INC.

I.	PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of CNF Inc. (the “Corporation”) is

(a) to assist the Board in its oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, and

(b) to prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors as determined from time to time by the Board, based upon recommendations of the Director Affairs Committee. Each member of the Committee shall be qualified to serve on the Committee pursuant to, and the composition of the Committee shall otherwise comply with, the requirements of the New York Stock Exchange (the “NYSE”), and any additional requirements that the Board deems appropriate. No Committee member shall receive any compensation from the Corporation or any of its subsidiaries, other than compensation permitted to be paid to independent audit committee members under applicable law, regulations and NYSE requirements.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board, based upon recommendations of the Director Affairs Committee. No member of the Committee shall be removed except by majority vote of the Board.

The Corporation shall provide new Committee members with an orientation program to familiarize such directors with, among other things, the Corporation’s financial statements and accounting policies and procedures. Each Committee member shall keep the Director Affairs Committee informed of the number of public company audit committees on which he or she serves.

III.	MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall meet separately on a periodic basis with (i) management, (ii) the director of the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The following duties and responsibilities are within the authority of the Committee and the Committee shall:

Selection, Evaluation and Oversight of the Auditors

(a)	Appoint, evaluate and compensate the Corporation’s independent auditors, which shall report directly to the Committee, and determine whether to retain or, if appropriate, terminate the independent auditors;

(b)	Review and approve in advance the independent auditors’ annual engagement letter, including the scope of the audit for the fiscal year and the proposed fees contained therein, as well as any other audit and permitted non-audit engagements and relationships between the Corporation and such independent auditors;

(c)	Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(i)	the independent auditors’ internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii)	all relationships between the independent auditors and the Corporation;

Oversight of Annual Audit and Quarterly Reviews

(d)	Review with management, the Corporation’s independent auditors and, if appropriate, the director of the Corporation’s internal auditing department, the following:

(i)	the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto; and

(ii)	major issues regarding accounting principles and financial statements presentations, including any significant changes in the Corporation’s selection or application of accounting principles.

(e)	Resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

(f)	Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work;

Oversight of the Financial Reporting Process and Internal Controls

(g)	Review major issues as to the adequacy of the Corporation’s internal controls (including any special audit steps adopted in light of the discovery of material control deficiencies), including the responsibilities, budget, compensation and staffing of the Corporation’s internal audit function, through consultation with the Corporation’s independent auditors, management and director of the Corporation’s internal auditing department;

(h)	Discuss the Corporation’s policies with respect to risk assessment and risk management;

(i)	Review the type and presentation of information to be included in the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

Miscellaneous

(j)	Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

(k)	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(l)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(m)	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

(n)	Report regularly to the Board on its activities, as appropriate; and

(o)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

VI.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.

* * *

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

The Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the independent auditors’ work. Committee members are not deemed to have accepted a duty of care greater than the duty of other directors. Nothing contained in this Charter is intended to alter the operation of the “business judgment rule” as interpreted under Delaware law.

CNF INC.

This Proxy is Solicited on Behalf of the Board of Directors of CNF Inc.

The undersigned appoints M.G. GILL, M.J. MURRAY AND W.J. SCHROEDER and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of CNF Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 20, 2004 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR item 2 on the reverse side.

(PLEASE SIGN THIS CARD ON THE REVERSE SIDE)

To include any comments, please mark this box. ☐	CNF INC. P.O. BOX 11019 NEW YORK, N.Y. 10203-0019

☐	Ú DETACH PROXY CARD HERE Ú

Please Sign, Date and Return Promptly in the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.							FOR	AGAINST	ABSTAIN

1. Election of four Class I directors for a three-year term.						2. Ratify appointment of Independent Auditors	☐	☐	☐

FOR	☐	WITHHOLD	☐	FOR, EXCEPT WITHHOLD FROM	☐
ALL		FOR ALL		THE FOLLOWING NOMINEE(S)		The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.
Nominees: 01-W. Keith Kennedy, Jr., 02-John C. Pope, 03-Gregory L. Quesnel, 04-Peter W. Stott

(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.)						To change your address, please mark this box.			☐

SCAN LINE

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

4493

Dear Fellow Employee:	March 16, 2004

Enclosed is proxy material for the CNF Inc. Annual Meeting of Shareholders to be held on April 20, 2004. This material is being sent to you as a participant in the CNF Inc. Thrift and Stock Plan and includes (1) the Company’s 2004 Proxy Statement and 2003 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to The Bank of New York, the Company’s stock transfer agent.

In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to The Bank of New York with the instruction card. Under the terms of the Plan, the Trustee votes the shares of each class of Company stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

Your instruction card must be returned directly to The Bank of New York, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee.

The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, The Bank of New York must receive your completed instruction card no later than April 16, 2004.

Sincerely,

/s/ Eberhard G.H. Schmoller

Eberhard G.H. Schmoller Secretary

CNF INC. THRIFT AND STOCK PLAN

Direction of Participant to Trustee of

CNF Inc. Thrift and Stock Plan

(Common Stock and Preferred Stock)

The undersigned hereby directs the Trustee of CNF Inc. Thrift and Stock Plan to vote all shares of CNF Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 20, 2004 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR item 2 on the reverse side.

(PLEASE SIGN THIS CARD ON THE REVERSE SIDE)

To include any comments, please mark this box. ☐	CNF INC. P.O. BOX 11098 NEW YORK, N.Y. 10203-0098

☐	Ú DETACH PROXY CARD HERE Ú

Please Sign, Date and Return Promptly in the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.							FOR	AGAINST	ABSTAIN

1. Election of four Class I directors for a three-year term.						2. Ratify appointment of Independent Auditors	☐	☐	☐

FOR	☐	WITHHOLD	☐	FOR, EXCEPT WITHHOLD FROM	☐
ALL		FOR ALL		THE FOLLOWING NOMINEE(S)		The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.
Nominees: 01-W. Keith Kennedy, Jr., 02-John C. Pope, 03-Gregory L. Quesnel, 04-Peter W. Stott

(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.)						To change your address, please mark this box. ☐

SCAN LINE

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

4494

Dear Fellow Employee:	March 16, 2004

Enclosed is proxy material for the CNF Inc. Annual Meeting of Shareholders to be held on April 20, 2004. This material is being sent to you as a participant in the Menlo Worldwide Forwarding, Inc. Savings Plan and includes (1) the Company’s 2004 Proxy Statement and 2003 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to The Bank of New York, the Company’s stock transfer agent.

In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to The Bank of New York with the instruction card. Shares of each class of Company stock credited to your account for which the Trustee does not receive a signed instruction card on a timely basis will be voted in the manner determined by the Trustee.

Your instruction card must be returned directly to The Bank of New York, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee.

The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, The Bank of New York must receive your completed instruction card no later than April 16, 2004.

Sincerely,

/s/ Eberhard G.H. Schmoller

Eberhard G.H. Schmoller Secretary

MENLO WORLDWIDE FORWARDING, INC. SAVINGS PLAN

Direction of Participant to Trustee of

Menlo Worldwide Forwarding, Inc. Savings Plan

(Common Stock and Preferred Stock)

The undersigned hereby directs the Trustee of Menlo Worldwide Forwarding, Inc. Savings Plan to vote all shares of CNF Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 20, 2004 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR item 2 on the reverse side.

(PLEASE SIGN THIS CARD ON THE REVERSE SIDE)

To include any comments, please mark this box. ☐	CNF INC. P.O. BOX 11099 NEW YORK, N.Y. 10203-0099

☐	Ú DETACH PROXY CARD HERE Ú

Please Sign, Date and Return Promptly in the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.							FOR	AGAINST	ABSTAIN

1. Election of four Class I directors for a three-year term.						2. Ratify appointment of Independent Auditors	☐	☐	☐

FOR	☐	WITHHOLD	☐	FOR, EXCEPT WITHHOLD FROM	☐
ALL		FOR ALL		THE FOLLOWING NOMINEE(S)		The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.
Nominees: 01-W. Keith Kennedy, Jr., 02-John C. Pope, 03-Gregory L. Quesnel, 04-Peter W. Stott

(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.)						To change your address, please mark this box. ☐

SCAN LINE

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

4495

DIRECTION FORM (MENLO WORLDWIDE FORWARDING, INC. SAVINGS PLAN)

SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

Direction to Trustee

(USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the Menlo Worldwide Forwarding, Inc. Savings Plan to vote all shares of CNF Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 20, 2004 at 9:00 A.M. or at any adjournments or postponements thereof.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR item 2 below, as described in the accompanying proxy statement.

1.	Election of Four Class I directors for a three-year term.

Nominees: W. Keith Kennedy, Jr., John C. Pope, Gregory L. Quesnel, Peter W. Stott.

☐ Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

☐ Vote WITHHELD from all nominees.

2.	Ratify appointment of KPMG LLP as the Company’s auditors for the year 2004.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

,2004
Signature of Participant

Name (Please Print)

Address (Please Print)

City	State	Zip Code

DIRECTION FORM (TASP)

SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

Direction to Trustee

(USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the CNF Inc. Thrift and Stock Plan to vote all shares of CNF Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 20, 2004 at 9:00 A.M. or at any adjournments or postponements thereof.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR item 2 below, as described in the accompanying proxy statement.

1.	Election of Four Class I directors for a three-year term.

Nominees: W. Keith Kennedy, Jr., John C. Pope, Gregory L. Quesnel, Peter W. Stott.

☐ Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

☐ Vote WITHHELD from all nominees.

2.	Ratify appointment of KPMG LLP as the Company’s auditors for the year 2004.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

,2004
Signature of Participant

Name (Please Print)

Address (Please Print)

City	State	Zip Code